Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP
1345 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10105
TELEPHONE: (212) 370-1300
FACSIMILE: (212) 370-7889
www.egsllp.com

September 25, 2019

NRC Group Holdings Corp.
952 Echo Lane, Suite 460

Houston, Texas 77024

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

               We have acted as counsel to NRC Group Holdings Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (Registration No. 333-230738) (as it may be amended from time to time, the “Registration Statement”) initially filed on April 5, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) relating to the offer and sale, from time to time, by the Selling Stockholders (as defined in the Registration Statement) of: (1) 4,496,250 shares of common stock, par value $0.0001 per share (“Common Stock”), which were originally issued to Hennessy Capital Partners III LLC (“HCAC Sponsor”) in a private placement prior to the closing of the Company's initial public offering (the “Founder Shares”) (1,125,000 of which were subsequently transferred to the Company’s former independent directors and officers, and the remaining 3,371,250 of which were subsequently distributed to the members of HCAC Sponsor and certain permitted transferees) and (2) 1,920,000 shares of Common Stock issued to HCAC Sponsor upon the exchange of private placement warrants pursuant to a sponsor warrant exchange and share forfeiture agreement, which were subsequently distributed to the members of HCAC Sponsor and certain permitted transferees (the “Exchange Shares”).

               In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate for the purpose of rendering the opinions set forth below. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

               For purposes of rendering the opinions set forth below, we have made the following assumptions: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) each person signing the documents that we reviewed has the legal capacity and authority to do so; (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (v) all resolutions previously adopted by the board of directors of the Company have not been rescinded and remain in full force and effect; and (vi) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, if any.

               Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Founder Shares and the Exchange Shares have been duly authorized and are validly issued, fully paid and non-assessable.

               Our opinion is qualified in the following respects: (i) our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction; (ii) we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and (iii) our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Ellenoff Grossman & Schole LLP in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Ellenoff Grossman & Schole LLP